EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT B:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT C:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT D:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
SUB-ITEM 77C:
 Submission of matters to a vote of security holders.

A special meeting of shareholders will be held on Friday, May 5, 2000 to consider the following proposals:

(1) To approve amendments to the Fund's Advisory Agreement, dated as of March 15, 1996 (as amended October 19, 1999) between the Fund and Barclays Global Fund Advisors to revise the fee arrangements and to make certain other changes (all Fund shareholders);

(2) To approve a change of the Canada WEBS Index Series' subclassification from diversified to non-diversified (holders of shares of the Canada WEBS Index Series only);

(3) To approve a change of the Japan WEBS Index Series' subclassification from diversified to non-diversified (holders of the Japan WEBS Index Series only);

(4) To approve a change of the United Kingdom WEBS Index Series' subclassification from diversified to non-diversified (holders of the United Kingdom WEBS Index Series only); and

Shareholders of record at the close of business on March 6, 2000 have the right to vote at this special meeting



EXHIBIT B:
SUB-ITEM 77D:
 Policies with respect to security investments.

The Board of Directors has approved and recommended for shareholder approval a change in the subclassification of the Canada, Japan and United Kingdom WEBS Index Series from diversified investment companies to non-diversified investment companies. Shareholders of record as of March 6, 2000 of each of these WEBS Index Series will vote on such changes at a special meeting of shareholders to be held on May 5, 2000.



EXHIBIT C:
SUB-ITEM 77I:
 Terms of new or amended securities.

On December 9, 1999, WEBS Index Fund, Inc. filed with the State of Maryland Articles Supplementary to its Amended and Restated
Articles of Incorporation designating shares for the following new WEBS Index Series:

(1) Brazil (Free) WEBS Index Series
(2) EMU WEBS Index Series
(3) Greece WEBS Index Series
(4) Hong Kong WEBS Index Series
(5) Indonesia (Free) WEBS Index Series
(6) Korea WEBS Index Series
(7) Portugal WEBS Index Series
(8) South Africa WEBS Index Series
(9) Taiwan WEBS Index Series
(10) Thailand (Free) WEBS Index Series
(11) USA WEBS Index Series



EXHIBIT D:
SUB-ITEM 77Q1

(1) Articles Supplementary dated December 9, 1999 to the Amended and Restated Articles of Incorporation of WEBS Fund, Inc is incorporated herein by reference to Exhibit (a.)(3.) to Post-Effective Amendment No. 16 to the Registration Statement on
Form N-1A, filed with the Securities and Exchange Commission on December 22, 1999 (Investment Company Act File No. 811-09102).